Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-251052 on Form S-8 and Registration Statement No. 333-262444 on Form F-3 of our report dated August 30, 2024, relating to the financial statements of Opthea Limited appearing in this Annual Report on Form 20-F/A for the year ended June 30, 2024.

/s/ Deloitte Touche Tohmatsu

Melbourne, Australia

September 20, 2024